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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-4 of Proteus International Plc of our report, dated June 4, 1999 relating to the consolidated financial statements of Proteus International plc, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Mazars Neville Russell

Mazars Neville Russell
Birmingham, England
August 10, 1999